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                                                                     EXHIBIT 2.4

                             STOCK PLEDGE AGREEMENT

      THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made as of July __, 2004, by XOOM CORPORATION, a California corporation (herein called "Debtor"), in favor of WORDQUEST NETWORKS, INC., a Delaware corporation (herein called "Secured Party").

                                R E C I T A L S:

      Debtor has executed in favor of Secured Party that certain promissory note of even date herewith, payable to the order of Secured Party in the aggregate original principal amount of $700,000 (such promissory note, as from time to time amended, and any promissory note given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein called the "Note").

      The Note was executed as partial consideration for the purchase by Debtor from Secured Party and WQN Mercury, Inc., a Delaware corporation and a wholly-owned subsidiary of Secured Party ("WQN"), of all of the issued and outstanding capital stock, par value $0.01 per share (the "Stock") of buyindiaonline.com Inc. d/b/a Cash 2, a Delaware corporation (the "Target"), pursuant to that certain Stock Purchase Agreement by and among Debtor, Secured Party and WQN, dated as of July ___, 2004 (the "Purchase Agreement").

      It is a condition precedent to the closing of the Purchase Agreement that Debtor shall execute and deliver this Agreement to Secured Party.

      Now, therefore, in consideration of the premises, of the benefits that will inure to Debtor from Secured Party's acceptance of the Note, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Secured Party to accept the Note and to consummate the transactions contemplated by the Purchase Agreement, Debtor hereby agrees with Secured Party as follows:

                                   AGREEMENTS

                     ARTICLE I -- Definitions and References

      Section 1.1. General Definitions. As used herein, the terms "Agreement", "Debtor", "Secured Party", "Note", "WQN," "Stock," "Target" and "Purchase Agreement" shall have the meanings indicated above, and the following terms shall have the following meanings:

      "Collateral" means all property, of whatever type, which is described in
Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.

      "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Lien" means any lien, charge, mortgage, option, security interest, restriction or other encumbrance affecting title.

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      "Obligation Documents" means the Note and all other documents and instruments under, by reason of which, or pursuant to which any or all of the Secured Obligations are evidenced, governed, secured, guarantied, and all other agreements, certificates, and other documents, instruments and writings hereafter delivered in connection herewith or therewith.

      "Other Liable Party" means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party a Lien upon any property as security for the Secured Obligations.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Pledged Shares" has the meaning given it in Section 2.1(a).

      "Secured Obligations" has the meaning given it in Section 2.2.

      "Securities Act" has the meaning given it in Section 4.9(a).

      "UCC" means the Uniform Commercial Code in effect in the State of Texas on the date hereof.

      Section 1.2. Incorporation of Other Definitions. Reference is hereby made to the Note for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Note and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the UCC and not otherwise defined herein or in the Note shall have the same meanings herein as set forth therein, except where the context otherwise requires.

      Section 1.3. Attachments. All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.

      Section 1.4. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

      Section 1.5. References and Titles. All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any

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particular subdivision unless expressly so limited. The
phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

                         ARTICLE II -- Security Interest

      Section 2.1. Grant of Security Interest. As collateral security for all of the Secured Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest in and to all right, title and interest of the following:

      (a) Pledged Shares. All of the following, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights: all shares of Stock of the Target, all certificates representing the Stock, all options and other rights, contractual or otherwise, at any time existing with respect to such Stock, and all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock (any and all such Stock, certificates, options, rights, dividends, cash, instruments and other property being herein called the "Pledged Shares").

      (b) Proceeds. All proceeds of any and all of the foregoing Pledged Shares.

In each case, the foregoing shall be covered by this Agreement, whether Debtor's ownership or other rights therein are presently held or hereafter acquired and however Debtor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

      Section 2.2. Secured Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

      (a) Indebtedness. The payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or in respect of the Note or any of the other Obligation Documents and the due performance by Debtor of all of its obligations under the Note or any of the other Obligation Documents.

      (b) Renewals. All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

      As used herein, the term "Secured Obligations" refers to all present and future indebtedness, obligations and liabilities described in clauses (a) and
(b) of this Section 2.2, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Debtor. Debtor hereby acknowledges that the Secured Obligations are owed to the Secured Party and that the Secured Party is entitled to the benefits of the Liens given under this Agreement.

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            ARTICLE III -- Representations, Warranties and Covenants

      Section 3.1. Representations and Warranties. Debtor hereby represents and warrants to Secured Party as follows:

      (a) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party as provided herein, free and clear of any Lien, adverse claim, or encumbrance. This Agreement creates a valid and binding first priority security interest in favor of Secured Party in the Collateral, which security interest secures all of the Secured Obligations.

      (b) Perfection. The taking possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time and the filing of financing statements with the Secretary of State (or equivalent governmental official) of the State in which Debtor is organized will perfect, and establish the first priority of, Secured Party's security interest hereunder in the Collateral securing the Secured Obligations. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except (i) for continuation statements described in UCC
Section 9.515(d), (ii) for filings required to be filed in the event of a change in the name, identity, or corporate structure of Debtor, or (iii) in the event any financing statement filed by Secured Party relating hereto otherwise becomes inaccurate or incomplete.

      (c) Pledged Shares. Debtor has delivered to Secured Party all certificates evidencing Pledged Shares. All such certificates are valid and genuine and have not been altered by Debtor. To the knowledge of Debtor, no restrictions or conditions exist with respect to the transfer, voting or capital of any Pledged Shares

      Section 3.2. Covenants. Unless Secured Party shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this
Section 3.2 so long as the Note is outstanding.

      (a) Delivery of Pledged Shares. All instruments, certificates, and writings evidencing the Pledged Shares shall be delivered to Secured Party on or prior to the execution and delivery of this Agreement. All other certificates, instruments, or writings hereafter evidencing or constituting Pledged Shares, and all amendments or supplements to the articles of incorporation or bylaws of the Target (whether or not authorized hereunder), shall be delivered to Secured Party promptly upon the receipt thereof by or on behalf of Debtor. All such Pledged Shares shall be held by or on behalf of Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery with any necessary endorsement or shall be accompanied by fully executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

      (b) Proceeds of Pledged Shares. If Debtor shall receive, by virtue of its being or having been an owner of any Pledged Shares, any (i) stock certificate (including any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument or writing; (ii) option

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or right, whether as an addition to, substitution for, or in exchange for, any
Pledged Shares, or otherwise; (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 4.8 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Debtor shall receive the same in trust for the benefit of Secured Party, shall segregate it from Debtor's other property, and shall promptly deliver it to Secured Party in the exact form received, with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Secured Party as Collateral.

      (c) Status of Pledged Shares. The certificates evidencing the Pledged Shares shall at all times be valid and genuine and shall not be altered by Debtor. The Pledged Shares at all times shall be duly authorized, validly issued, fully paid, and non-assessable, and shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Debtor or the Target is bound and shall not be subject to any restrictions with respect to transfer, voting or capital of such Pledged Shares.

      (d) Dilution of Shareholdings. Debtor will not permit the issuance of (i) any additional shares of any class of capital stock of the Target (unless immediately upon issuance the same are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a first priority security interest after such issue in at least the same percentage of the Target's outstanding shares as Debtor had before such issue),
(ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock not outstanding as of the date of this Agreement.

      (e) Restrictions on Pledged Shares. Debtor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Shares.

                ARTICLE IV -- Remedies, Powers and Authorizations

      Section 4.1. Provisions Concerning the Collateral.

      (a) Additional Filings. Debtor hereby authorizes Secured Party to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, covering or otherwise relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or of any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction by Secured Party.

      (b) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion, to take any action, and to execute or indorse any instrument, certificate or notice that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument: (i)

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to request or instruct the Target (and each registrar, transfer agent, or similar Person acting on behalf of the Target) to register the pledge or transfer of the Collateral to Secured Party in the stock ledger or the corporate books of the Target; (ii) to otherwise give notification to the Target and any registrar, transfer agent, financial intermediary, or other Person of Secured Party's security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, indorse and collect any drafts or other instruments or documents; (v) to enforce any obligations included among the Collateral; and (vi) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce, perfect, or establish the priority of the rights of Secured Party with respect to any of the Collateral. Debtor hereby acknowledges that such power of attorney and proxy are coupled with an interest, and are irrevocable. Secured Party agrees not to exercise any of the powers granted to it in this
Section 4.1(b) unless and until an Event of Default has occurred and is continuing.

      (c) Performance by Secured Party. If Debtor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 4.5.

      (d) Collection Rights. Secured Party shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify (or require Debtor to notify) any or all Persons (including the Target) obligated to make payments that are included among the Collateral (whether accounts, general intangibles, dividends, or otherwise) of the assignment thereof to Secured Party under this Agreement and to direct Debtor to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, upon such notification and at the expense of Debtor and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor could have done. After Debtor receives notice that Secured Party has given (and after Secured Party has required Debtor to give) any notice referred to above in this subsection:

            (i) all amounts and proceeds (including instruments and writings) received by Debtor in respect of such rights to payments, accounts, or general intangibles shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement) to be, at Secured Party's discretion, either (A) held as cash collateral and released to Debtor upon the remedy of all Defaults or Events of Default, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in Section 4.3, and

            (ii) Debtor will not adjust, settle or compromise the amount or payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof (including the Target) or allow any credit or discount thereon.

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      Section 4.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below:

      (a) exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under any other Obligation Document or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);

      (b) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, promptly assemble all books, records and information of Debtor relating to the Collateral at a place to be designated by Secured Party which is reasonably convenient to both parties;

      (c) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

      (d) dispose of, at its office, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

      (e) buy the Collateral, or any part thereof, at any public sale;

      (f) buy the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

      (g) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment.

Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      Section 4.3. Application of Proceeds. If any Event of Default shall have occurred and be continuing, Secured Party may in its discretion apply any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Secured Party may elect:

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      (a) To the repayment of all costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Secured Party in connection with
(i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure of Debtor to perform or observe any of the provisions hereof;

      (b) To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral;

      (c) To the reimbursement of Secured Party for the amount of any obligations of Debtor or any Other Liable Party paid or discharged by Secured Party pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Secured Party payable by Debtor hereunder or under the other Obligation Documents;

      (d) To the satisfaction of any Secured Obligations;

      (e) To the payment of any other amounts required by applicable law (including any provision of the UCC); and

      (f) By delivery to Debtor or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

      The Secured Party shall pay to Debtor any surplus remaining after the application of the cash or cash proceeds as provided above.

      Section 4.4. Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all Secured Obligations and any other amounts to which Secured Party is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the Note upon an Event of Default or at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

      Section 4.5. Indemnity and Expenses.

      (a) Debtor will indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), WHETHER OR NOT SUCH CLAIMS, LOSSES AND LIABILITIES ARE CAUSED BY OR ARISE OUT OF SUCH INDEMNIFIED PARTY'S OWN NEGLIGENCE, except to the extent such claims, losses or liabilities are proximately caused by such indemnified party's individual gross negligence or willful misconduct.

      (b) Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses, including the reasonable fees and disbursements of Secured Party's counsel and of any experts and agents, which Secured Party may incur in connection with (i) the perfection and preservation of the security interest created under this Agreement, (ii) the administration of this Agreement; (iii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iv) the exercise or enforcement of any of the rights of

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Secured Party hereunder; or (v) the failure by Debtor to perform or observe any of the provisions hereof, except expenses resulting from Secured Party's gross negligence or willful misconduct.

      Section 4.6. Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended, however, to prevent Secured Party from resorting to judicial process at its option.

      Section 4.7. Other Recourse. Debtor waives any right to require Secured Party to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Secured Obligations or this Agreement, or pursue any other remedy in Secured Party's power. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time. Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Other Liable Party or any other event or proceeding affecting any Other Liable Party. Until all of the Secured Obligations shall have been paid in full, Debtor shall have no right to subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, without notice or demand, without any reservation of rights against Debtor, and without in any way affecting Debtor's liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type voluntarily pledged and assigned by any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend, restate or supplement any of the provisions of any Obligation Document with any Person other than Debtor, and (e) release or substitute any Other Liable Party.

      Section 4.8. Voting Rights, Dividends, Etc. in Respect of Pledged Shares.

      (a) So long as no Default or Event of Default shall have occurred and be continuing Debtor may receive and retain any and all dividends or interest paid in respect of the Pledged Shares; provided, however, that any and all

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            (i)   dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Shares,

            (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

            (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares,

shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Shares and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party in the exact form received with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Secured Party as Collateral.

      (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

            (i) all rights of Debtor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to subsection (a) of this section shall automatically cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to receive and hold as Pledged Shares such dividends and interest payments;

            (ii) without limiting the generality of the foregoing, Secured Party may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Target, or upon the exercise by the Target of any right, privilege or option pertaining to any Pledged Shares, and, in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

            (iii) all dividends and interest payments which are received by Debtor contrary to the provisions of subsection (b)(i) of this section shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party as Pledged Shares in the exact form received, to be held by Secured Party as Collateral.

                           ARTICLE V. -- Miscellaneous

      Section 5.1. Notices. Any notice or communication required or permitted hereunder shall be given as provided in the Purchase Agreement.

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      Section 5.2. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

      Section 5.3. Preservation of Rights. No failure on the part of Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations. The rights and remedies of Secured Party provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Secured Party under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Secured Party to exercise any of its rights under any other Obligation Document against such party or against any other Person.

      Section 5.4. Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 5.5. Survival of Agreements. All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Document and the creation of the Secured Obligations.

      Section 5.6. Other Liable Party. Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Secured Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

      Section 5.7. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its respective successors, transferees and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer any or all of its rights under this Agreement to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect hereof granted to Secured Party,

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herein or otherwise. None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.

      Section 5.8. Termination. Upon the satisfaction in full of the Secured Obligations, and the indefeasible payment in cash of all amounts owing by Debtor under the Note, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor. Secured Party will (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

      SECTION 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      SECTION 5.10. FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

      Section 5.11. Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

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      IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                           XOOM CORPORATION

                                           By: _________________________________
                                                 Name:
                                                 Title:

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